Exhibit 99.2

ASHLAND GLOBAL HOLDINGS INC. AND CONSOLIDATED SUBSIDIARIES
UNAUDITED CONDENSED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
The following unaudited condensed pro forma consolidated financial statements are based upon the historical financial statements of Ashland Global Holdings Inc. and its consolidated subsidiaries (Ashland), adjusted to reflect the distribution to Ashland stockholders of an aggregate 170 million shares of Valvoline Inc. (Valvoline) common stock.  The following unaudited condensed pro forma consolidated financial statements of Ashland should be read in conjunction with the related notes and with the historical consolidated financial statements of Ashland and the related notes included in previous filings with the Securities and Exchange Commission.  The unaudited condensed pro forma consolidated balance sheet reflects the distribution of Valvoline as if it occurred on March 31, 2017 while the unaudited condensed pro forma statements of consolidated income give effect to the distribution as if it occurred on October 1, 2013, the beginning of the earliest period presented.  The pro forma adjustments, described in the related notes, are based on the best available information and certain assumptions that Ashland management believe are reasonable.  Actual amounts may differ from these estimated amounts.
The unaudited condensed pro forma consolidated financial statements are provided for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred had the distribution of Valvoline closed on March 31, 2017 for the unaudited condensed pro forma consolidated balance sheet or on October 1, 2013 for the unaudited condensed pro forma statements of consolidated income.  For example, these financial statements do not reflect any cost reductions of previously allocated corporate costs and potential subsequent restructuring charges.  Readers should not rely on the unaudited condensed pro forma consolidated financial statements as being indicative of the historical operating results that Ashland would have achieved or any future operating results or financial position that it will experience after the distribution closes.

Ashland Global Holdings Inc. and Consolidated Subsidiaries
Unaudited Condensed Pro Forma Consolidated Balance Sheet
March 31, 2017
		(a)	(d)
(In millions)	Historical	Valvoline	Adjustments	Pro Forma

ASSETS
Current assets
Cash and cash equivalents	$605	$(135)	$-	$470
Accounts receivable	972	(402)	-	570
Inventories	687	(148)	-	539
Other assets	113	(25)	11	99
Total current assets	2,377	(710)	11	1,678
Noncurrent assets
Property, plant and equipment
Cost	4,364	(765)	-	3,599
Accumulated depreciation	2,159	(416)	-	1,743
Net property, plant and equipment	2,205	(349)	-	1,856
Goodwill	2,413	(312)	-	2,101
Intangibles	1,017	(6)	-	1,011
Restricted investments	298	-	-	298
Asbestos insurance receivable	193	-	-	193
Equity and other unconsolidated investments	61	(30)	-	31
Deferred income taxes	199	-	(163)	36
Other assets	423	(85)	77	415
Total noncurrent assets	6,809	(782)	(86)	5,941
Total assets	$9,186	$(1,492)	$(75)	$7,619

LIABILITIES AND EQUITY
Current liabilities
Short-term debt	$95	$(75)	$-	$20
Current portion of long-term debt	16	(16)	-	-
Trade and other payables	520	(173)	-	347
Accrued expenses and other liabilities	406	(181)	11	236
Total current liabilities	1,037	(445)	11	603
Noncurrent liabilities
Long-term debt	2,812	(656)	-	2,156
Employee benefit obligations	1,017	(833)	-	184
Asbestos litigation reserve	663	-	-	663
Deferred income taxes	69	389	(163)	295
Other liabilities	445	(162)	77	360
Total noncurrent liabilities	5,006	(1,262)	(86)	3,658

Equity
Total Ashland stockholders' equity	3,300	58	-	3,358
Noncontrolling interest	(157)	157	-	-
Total equity	3,143	215	-	3,358
Total liabilities and equity	$9,186	$(1,492)	$(75)	$7,619

See Notes to Unaudited Condensed Pro Forma Consolidated Financial Statements.

Ashland Global Holdings Inc. and Consolidated Subsidiaries
Unaudited Condensed Pro Forma Statement of Consolidated Income
Six months ended March 31, 2017
		(b)
(In millions except per share data)	Historical	Valvoline	Pro Forma

Sales	$2,513	$(1,003)	$1,510
Cost of sales	1,694	(603)	1,091
Gross profit	819	(400)	419

Selling, general and administrative expense	483	(172)	311
Research and development expense	47	(6)	41
Equity and other income	18	(15)	3
Operating income	307	(237)	70

Net interest and other financing expense	170	(18)	152
Net loss on divestiture	(1)	-	(1)
Income (loss) from continuing operations before income taxes	136	(219)	(83)
Income tax expense (benefit)	24	(70)	(46)
Income (loss) from continuing operations	$112	$(149)	$(37)

Earnings per share from continuing operations attributable to Ashland
Basic	$1.42		$(0.59)
Diluted	1.41		(0.59)

Average common shares outstanding (in millions)
Basic	62		62
Diluted	63		62	(c)

See Notes to Unaudited Condensed Pro Forma Consolidated Financial Statements.

Ashland Global Holdings Inc. and Consolidated Subsidiaries
Unaudited Condensed Pro Forma Statement of Consolidated Income
Year ended September 30, 2016
		(b)
(In millions except per share data)	Historical	Valvoline	Pro Forma

Sales	$4,948	$(1,929)	$3,019
Cost of sales	3,321	(1,168)	2,153
Gross profit	1,627	(761)	866

Selling, general and administrative expense	1,228	(314)	914
Research and development expense	100	(13)	87
Equity and other income	28	(20)	8
Operating income (loss)	327	(454)	(127)

Net interest and other financing expense	182	(9)	173
Net loss on divestitures	(9)	1	(8)
Income (loss) from continuing operations before income taxes	136	(444)	(308)
Income tax expense (benefit)	133	(158)	(25)
Income (loss) from continuing operations	$3	$(286)	$(283)

Earnings per share from continuing operations attributable to Ashland
Basic	$0.03		$(4.51)
Diluted	0.03		(4.51)

Average common shares outstanding (in millions)
Basic	63		63
Diluted	64		63	(c)

See Notes to Unaudited Condensed Pro Forma Consolidated Financial Statements.

Ashland Global Holdings Inc. and Consolidated Subsidiaries
Unaudited Condensed Pro Forma Statement of Consolidated Income
Year ended September 30, 2015
		(b)
(In millions except per share data)	Historical	Valvoline	Pro Forma

Sales	$5,387	$(1,967)	$3,420
Cost of sales	3,814	(1,282)	2,532
Gross profit	1,573	(685)	888

Selling, general and administrative expense	1,028	(336)	692
Research and development expense	110	(11)	99
Equity and other income	23	(8)	15
Operating income	458	(346)	112

Net interest and other financing expense	174	-	174
Net loss on divestitures	(115)	26	(89)
Income (loss) from continuing operations before income taxes	169	(320)	(151)
Income tax benefit	(22)	(117)	(139)
Income (loss) from continuing operations	$191	$(203)	$(12)

Earnings per share from continuing operations
Basic	$2.81		$(0.18)
Diluted	2.78		(0.18)

Average common shares outstanding (in millions)
Basic	68		68
Diluted	69		68	(c)

See Notes to Unaudited Condensed Pro Forma Consolidated Financial Statements.

Ashland Global Holdings Inc. and Consolidated Subsidiaries
Unaudited Condensed Pro Forma Statement of Consolidated Income
Year ended September 30, 2014
		(b)
(In millions except per share data)	Historical	Valvoline	Pro Forma

Sales	$6,121	$(2,041)	$4,080
Cost of sales	4,605	(1,409)	3,196
Gross profit	1,516	(632)	884

Selling, general and administrative expense	1,358	(356)	1,002
Research and development expense	114	(11)	103
Equity and other income (loss)	2	(30)	(28)
Operating income (loss)	46	(295)	(249)

Net interest and other financing expense	166	-	166
Net gain on divestitures	4	-	4
Loss from continuing operations before income taxes	(116)	(295)	(411)
Income tax benefit	(188)	(102)	(290)
Income (loss) from continuing operations	$72	$(193)	$(121)

Earnings per share from continuing operations
Basic	$0.94		$(1.57)
Diluted	0.93		(1.57)

Average common shares outstanding (in millions)
Basic	77		77
Diluted	78		77	(c)

See Notes to Unaudited Condensed Pro Forma Consolidated Financial Statements.

ASHLAND GLOBAL HOLDINGS INC. AND CONSOLIDATED SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(a)  These adjustments reflect the elimination of assets and liabilities associated with Valvoline and included in Ashland's historical condensed consolidated financial statements.
(b)  These adjustments eliminate the operating results of Valvoline as if the transaction occurred on October 1, 2013.  The direct operating results of Valvoline are reported in discontinued operations.  The amounts eliminated do not include allocations of corporate expenses included in Selling, General and Administrative Expense.  These corporate expenses were $22 million, $23 million and $25 million for the fiscal years ended September 30, 2016, 2015 and 2014, respectively.  Allocations of corporate overhead remaining with Ashland may not be allocated to discontinued operations for financial statement presentation purposes.
Additionally, a portion of the other components of pension and other postretirement benefit costs (i.e., interest cost, expected return on assets, amortization of prior service credit, and actuarial gain or loss) related to Valvoline has been reclassified from the Unallocated and other segment and included within Valvoline’s results. The amounts attributable to Valvoline were income of $43 million and $35 million for the six months ended March 31, 2017 and the fiscal year ended September 30, 2016, respectively, and expense of $37 million and $52 million for the fiscal years ended September 30, 2015 and 2014, respectively.
For purposes of these unaudited condensed pro forma consolidated financial statements, estimated income tax rates of 32%, 36%, 37% and 35%  have been used for the six months ended March 31, 2017 and fiscal years ended September 30, 2016, 2015 and 2014, respectively.  The estimated effective tax rates are based on the application of the intraperiod tax allocation model in ASC 740, Income Taxes, and the impact of changes in the mix of global earnings and permanent items.
(c)  As a result of the loss from continuing operations on a pro forma basis, the effect of the share-based awards convertible to common shares would be anti-dilutive.  As such, they have been excluded from the diluted calculation.
(d)  Adjustments related to the Tax Matters Agreement and stand alone tax effects.